UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 10, 2011

TIER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-23195 (Commission File Number)	94-3145844 (IRS Employer Identification No.)
11130 Sunrise Valley Drive, Suite 300 Reston, Virginia (Address of Principal Executive Offices)		20191 (Zip Code)
Registrant's telephone number, including area code: 571-382-1000
Not Applicable --------------------------------------------------------------------------------------------------------------------- (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 10, 2011, the Board of Directors of Tier Technologies, Inc. (“Tier” or the “Company”) adopted an amendment to Section 1.3 of the Company’s amended and restated bylaws.  The principal change effected by the amendment was to remove limitations on the ability of the holders of at least 10% of Tier’s outstanding common stock to call special meetings of stockholders.

On March 10, 2011, the Board also adopted amended and restated bylaws that reflect this change to Section 1.3.  The amendment to Section 1.3 and the amended and restated bylaws were effective immediately.

A copy of the amended and restated bylaws is filed with this Current Report on Form 8-K as Exhibit 3.1 and is incorporated by reference.  A copy of the amended and restated bylaws, marked to show changes from the prior bylaws, is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference.  The description in this Item 5.03 of the amendments to the bylaws is qualified in its entirety by reference to the amended and restated bylaws filed as Exhibit 3.1 and the marked bylaws filed as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of the Company, as amended effective March 10, 2011.
99.1	Marked version of the Amended and Restated Bylaws of the Company, as amended effective March 10, 2011, showing changes from the prior bylaws of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIER TECHNOLOGIES, INC.

	By:	/s/ Alex P. Hart
	Name:	Alex P. Hart
	Title:	President and Chief Executive Officer
Date: March 16, 2011

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of the Company, as amended effective March 10, 2011.
99.1	Marked version of the Amended and Restated Bylaws of the Company, as amended effective March 10, 2011, showing changes from the prior bylaws of the Company.